Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contact:	Investor Relations Contact:
Phillip Tree	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8529	(650) 846-5747
ptree@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS

Total Revenue Up 17% Year over Year

PALO ALTO, Calif., March 27, 2008 – TIBCO Software Inc. (Nasdaq: TIBX) today announced record results for its first quarter, which ended on March 2, 2008.

Total revenue for the first quarter of fiscal 2008 was $146.6 million and net income was $5.5 million, or $0.03 per diluted share. This compares to total revenue of $125.7 million and net income of $10.4 million, or $0.05 per diluted share, as reported for the first quarter of fiscal 2007. Cash flow from operations was $60.2 million in the quarter compared with $42 million in the first quarter a year ago. This quarter’s performance included results from Spotfire, Inc., which was acquired in the third quarter of fiscal 2007. Overall, TIBCO’s results for total revenue, operating margin and earnings per share were at the upper end of or exceeded previously provided guidance.

On a non-GAAP basis, net income for the first quarter of fiscal 2008 was $14.1 million or $0.07 per diluted share, compared with $15.2 million or $0.07 per diluted share for the first quarter of fiscal 2007. Non-GAAP operating income for the first quarter of fiscal 2008 was $18.9 million, resulting in a non-GAAP operating margin of 13%. This compares to non-GAAP operating income of $19.4 million, resulting in a non-GAAP operating margin of 15% in the first quarter of fiscal 2007. Non-GAAP results exclude stock-based compensation expense and amortization of acquired intangible assets, and assume a non-GAAP effective tax rate of 34% for fiscal 2008 and 37% for fiscal 2007.

“TIBCO delivered a healthy start to our fiscal year with our Q1 results,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “Our innovative technology offerings are seeing increased demand, especially in light of the growing adoption of SOA and infrastructure software.”

First Quarter Fiscal 2008 Highlights

•	Total revenue rose 17% year over year to $146.6 million.

•	License revenue rose 11% year over year to $57.8 million.

•	Services and maintenance revenue rose 21% year over year to $88.8 million.

•	Cash flow from operations rose 43% from a year ago to $60.2 million.

•	Total deferred revenue rose 41% from a year ago to $149.4 million.

•	The number of license deals over $100,000 rose 16% from a year ago to 87, with 14 deals over $1 million.

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TIBCO expanded its business with leading companies in Q1 such as AT&T Mobility, Alberta Electric Systems Operator, Deutsche Bank AG, Emirates Bank, Fannie Mae, Infinity Property & Casualty Co., Kuwait Middle East Financial Investment Company, LexisNexis, Live Nation, National Australia Bank, Pioneer Investments and Reliance Communications.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its first quarter results. The conference call will be hosted by Thomson Financial and may be accessed over the internet at www.tibco.com or via dial-in at (877) 719-9799 or (719) 325-4824. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on April 27, 2008 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 4035043.

About TIBCO

TIBCO digitized Wall Street in the ‘80s with its event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ‘90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now. TIBCO serves more than 3,000 customers around the world with offices in 40 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, The Power of Now, Spotfire and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for first quarter of fiscal year 2008 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the future strength of the market opportunity for infrastructure software and TIBCO’s ability to capitalize on such opportunity are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: adverse changes in general economic or market conditions resulting in delays or reductions in information technology spending; successful execution of TIBCO’s business plans; and competitive factors, including but not limited to pricing pressures, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2007. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 2, 2008	November 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$203,242	$170,237
Short-term investments	83,222	95,534
Accounts receivable, net	113,580	161,730
Prepaid expenses and other current assets	49,039	53,540

Total current assets	449,083	481,041
Property and equipment, net	109,629	111,390
Goodwill	409,635	412,256
Acquired intangible assets, net	104,151	110,930
Long-term deferred income tax assets	40,805	35,307
Other assets	46,023	47,535

Total assets	$1,159,326	$1,198,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,299	$12,076
Accrued liabilities	75,662	95,526
Accrued excess facilities costs	4,927	5,421
Deferred revenue	138,018	127,200
Current portion of long-term debt	1,951	1,924

Total current liabilities	228,857	242,147
Accrued excess facilities costs, less current portion	9,557	10,811
Long-term deferred revenue	11,374	14,319
Long-term deferred income tax liabilities	18,107	25,821
Long-term income tax liabilities	11,843	—
Long-term debt, less current portion	44,060	44,558
Other long-term liabilities	4,756	5,006

Total long-term liabilities	99,697	100,515

Total liabilities	328,554	342,662

Minority interest	407	401
Total stockholders’ equity	830,365	855,396

Total liabilities and stockholders’ equity	$1,159,326	$1,198,459

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	March 2, 2008	March 4, 2007
Revenue:
License revenue	$57,753	$52,185
Service and maintenance revenue:
Service and maintenance	86,858	71,939
Reimbursable expenses	1,967	1,530

Total service and maintenance revenue	88,825	73,469

Total revenue	146,578	125,654

Cost of revenue:
License	7,280	4,071
Service and maintenance	35,770	30,828

Total cost of revenue	43,050	34,899

Gross Profit	103,528	90,755

Operating expenses:
Research and development	25,454	21,015
Sales and marketing	54,388	42,949
General and administrative	13,798	12,752
Amortization of acquired intangible assets	4,140	2,470

Total operating expenses	97,780	79,186

Income from operations	5,748	11,569
Interest income	3,258	6,390
Interest expense	(842)	(368)
Other income (expense), net	238	(1,265)

Income before provision for income taxes and minority interest	8,402	16,326
Provision for income taxes	2,833	5,923
Minority interest, net of tax	55	12

Net income	$5,514	$10,391

Net income per share:
Basic	$0.03	$0.05

Diluted	$0.03	$0.05

Shares used to compute net income per share:
Basic	186,315	208,398

Diluted	190,064	216,306

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 2, 2008	March 4, 2007
Cash flows from operating activities:
Net income	$5,514	$10,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,015	4,080
Amortization of acquired intangible assets	7,957	3,872
Stock-based compensation	5,150	3,936
Deferred income tax	(5,368)	(588)
Tax benefits related to stock benefit plans	3,887	1,991
Excess tax benefits from stock-based compensation	(3,801)	(2,561)
Minority interest, net of tax	55	12
Other non-cash adjustments, net	67	(76)
Changes in assets and liabilities:
Accounts receivable	47,491	46,844
Prepaid expenses and other assets	1,096	558
Accounts payable	(3,778)	(1,700)
Accrued liabilities and excess facilities costs	(9,776)	(24,759)
Deferred revenue	7,666	(48)

Net cash provided by operating activities	60,175	41,952

Cash flows from investing activities:
Purchases of short-term investments	(34,999)	(70,900)
Maturities and sales of short-term investments	48,264	51,477
Purchases of private equity investments	(9)	(20)
Proceeds from private equity investments	222	—
Purchases of property and equipment	(2,256)	(2,607)
Restricted cash pledged as security	(124)	(725)

Net cash provided by (used for) investing activities	11,098	(22,775)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,464	9,428
Repurchases of the Company’s common stock	(45,271)	(41,814)
Excess tax benefits from stock-based compensation	3,801	2,561
Principal payments on long-term debt	(471)	(620)
Proceeds from minority investors	—	189

Net cash used for financing activities	(38,477)	(30,256)

Effect of foreign exchange rate changes on cash and cash equivalents	209	(682)

Net change in cash and cash equivalents	33,005	(11,761)
Cash and cash equivalents at beginning of period	170,237	138,912

Cash and cash equivalents at end of period	$203,242	$127,151

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of acquired intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when TIBCO adopted SFAS 123(R). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

The following table is a reconciliation of GAAP measures to non-GAAP for the first quarter and year ended March 2, 2008.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended,
	March 2, 2008		March 4, 2007
	Operating Income	Net Income	Operating Income	Net Income
GAAP	$5,748	$5,514	$11,569	$10,391
Amortization of intangible assets - cost of revenue	3,817	3,817	1,402	1,402
Amortization of intangible assets - operating expense	4,140	4,140	2,470	2,470
Stock-based compensation - cost of revenue	595	595	481	481
Stock-based compensation - R&D expense	1,019	1,019	868	868
Stock-based compensation - S&M expense	1,730	1,730	1,220	1,220
Stock-based compensation - G&A expense	1,806	1,806	1,367	1,367
Income tax adjustment for non-GAAP (1)		(4,480)		(3,007)

Non-GAAP	$18,855	$14,141	$19,377	$15,192

Diluted net income per share:
GAAP		$0.03		$0.05

Non-GAAP		$0.07		$0.07

Shares used to compute diluted net income per share		190,064		216,306

(1)	The estimated non-GAAP effective tax rate was 34% and 37% for the first quarter of fiscal 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.